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                                                                  EXHIBIT 10.8.2


                                  June 14, 2002

Total Entertainment Restaurant Corp.
9300 E. Central, Suite 100
Wichita, KS 67206

         Re:      Second Amendment to Loan Agreement

Gentlemen:

         This is will confirm our agreement to amend for a second time the Loan Agreement between us dated September 1, 1998, which was previously amended by First Amendment to Loan Agreement dated October 30, 2001. The Second Amendment to Loan Agreement will provide as follows:

         Section 2.6 shall be added to the Loan Agreement, and shall provide:

                  Section 2.6. RENEWALS AND EXTENSIONS. If no Event of Default has occurred or is continuing, Borrower shall have the option to renew the Indebtedness outstanding under the Facility Note on its maturity date. Such renewal shall be evidenced by a term note having a maturity date of October 1, 2007 (the "Renewal Note"). Interest on the Renewal Note shall be adjusted on the first day of each month to National Prime Rate as of such date less 1/2%. The Renewal Note shall provide for equal installments of principal and interest commencing on November 1, 2003 and continuing each month thereafter as necessary to fully amortize the Indebtedness plus future interest over the term. As a precondition of such renewal, Borrower and Guarantor agree to execute and deliver to Bank such additional documents as may be required by Bank to grant, continue or perfect Bank's interest in the Collateral, as it may exist at the time of such renewal.

         Any renewal, extension or modification of the Facility Note, or any advance made pursuant to the terms of such note, or any other indebtedness which Borrower may have with Bank in the future, shall be subject to the terms of this Agreement. Except as expressly set forth herein, Bank is under no obligation to renew any obligation when it matures.

         Section 5.7 of the Loan Agreement shall be amended to delete its existing provisions and insert in lieu thereof the following:

                  Section 5.7. FACILITIES. Keep all Borrower's and Guarantor's properties in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto


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         as shall be reasonably necessary for the proper conduct of its business. Provided, further, that upon not less than thirty (30) days prior written to Bank, Borrower or Guarantor may relocate, consolidate or close any of its facilities if such relocation, consolidation or discontinuance would not have a material adverse effect upon the financial condition or results of operations of Borrower or any Guarantor. Borrower and Guarantor shall promptly satisfy any and all mechanic's or materialmen's liens filed on any of its facilities.

         We agree that the mutual promises set forth above are good and sufficient consideration for the Second Amendment to Loan Agreement. Except as specifically amended as provided above, the Loan Agreement, as amended by First Amendment to Loan Agreement, shall continue in full force and effect.

WRITTEN AGREEMENTS. THIS DOCUMENT, TOGETHER WITH THE OTHER WRITTEN AGREEMENTS OF THE PARTIES, IS THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE PARTIES. ANY NON-STANDARD TERMS MUST BE WRITTEN BELOW TO BE ENFORCEABLE.

BY SIGNING BELOW THE PARTIES AFFIRM THERE ARE NOT UNWRITTEN AGREEMENTS BETWEEN THEM.


                                       INTRUST BANK, N.A.


                                       By  /s/ Bruce Long
                                         ---------------------------------------
                                       Title: Senior Vice President
                                             -----------------------------------


Accepted and Agreed:


Total Entertainment
Restaurant Corp.

By /s/ James K. Zielke
   ---------------------------
Title: Secretary
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